                                                                    Exhibit 10.3

                               TECO ENERGY, INC.
                          1996 EQUITY INCENTIVE PLAN

                     Amended Performance Shares Agreement
                                      for
                   TECO Power Services Corporation Officers
                   ----------------------------------------


     TECO Energy, Inc. (the "Company") and "Optionee" (the "Grantee") have
                             -------                        -------
entered into a Performance Shares Agreement (the "Original Agreement") dated
                                                  -------- ---------
June 1, 2000 under the Company's 1996 Equity Incentive Plan (the "Plan").  This
                                                                  ----
agreement ("Agreement") dated October 18, 2000 amends and restates the Original Agreement in its entirety. Capitalized terms not otherwise defined herein have the meanings given to them in the Plan.

     1.  Grant of Performance Shares.  Pursuant to the Plan and subject to the
         ---------------------------
terms and conditions set forth in this Agreement, the Company hereby grants, issues and delivers to the Grantee ((Share)) shares ("Number of Restricted
                                                    --------------------
Performance Shares") of its Common Stock (the "Restricted Performance Shares")
------------------                             -----------------------------
as of the date of the Original Agreement and will grant, issue and deliver to the Grantee the Performance Reward Percentage of "Shares" shares ("Number of
                                                                   ---------
Additional Performance Shares") of its Common Stock (the "Additional Performance
-----------------------------                             ----------------------
Shares") no later than 30 days after the end of the Performance Period.
------

     The "Performance Period" is the period beginning April 1, 2000 and ending
          ------------------
on the date determined under Section 3.

     The "Net Income Performance Measurement" measures TECO Power Services
          ----------------------------------
Corporation's actual 3-year cumulative net income during the Performance Period as a percentage of the cumulative target net income. Cumulative target net income is set forth on Exhibit A to this Agreement.

     The "ROE Performance Measurement" is TECO Power Services Corporation's
          ---------------------------
actual return on equity (ROE) on operating plants in service during the Performance Period.

     The "Performance Reward Percentage" is the weighted average of the
          -----------------------------
percentages shown in column B for Restricted Performance Shares and in column C for Additional Performance Shares corresponding to the Performance Measurement in column A, with interpolation of the percentages in columns B and C in proportion to the corresponding placement in column A. The weighted average is determined by placing 2/3 weight on the results from the Net Income Performance Measurement and 1/3 weight on the results from the ROE Performance Measurement.

               A                        B                           C
               -                        -                           -
           Net Income           Performance Reward          Performance Reward
          Performance             Percentage for              Percentage for
          Measurement          2/3 of the Restricted       2/3 of the Additional
                                Performance Shares          Performance Shares

        Less than 70%                     0%                          0%
        71%-80%                          50%                          0%
        81%-90%                          70%                          0%
        91%-100%                         90%                          0%
        101%-110%                       100%                         10%
        111%-120%                       100%                         30%
        121%-130%                       100%                         50%
        131%-140%                       100%                         70%
        141% and above                  100%                        100%

--------------------------------------------------------------------------------

               A                        B                           C
               -                        -                           -
              ROE               Performance Reward          Performance Reward
          Performance             Percentage for              Percentage for
          Measurement          1/3 of the Restricted       1/3 of the Additional
                                Performance Shares          Performance Shares

        Less than 7.75%                   0%                          0%
        7.75%                            50%                          0%
        8.50%                            70%                          0%
        9.25%                            90%                          0%
        10.00%                          100%                         10%
        11.25%                          100%                         30%
        12.50%                          100%                         50%
        13.75%                          100%                         70%
        15.00%                          100%                        100%

     2.   Restrictions on Restricted Performance Shares. Until the restrictions
          ---------------------------------------------
terminate under Section 3, unless otherwise determined by the Committee:

          (a) the Restricted Performance Shares may not be sold, assigned, pledged or transferred by the Grantee; and

          (b) all Restricted Performance Shares will be forfeited and returned to the Company and the Grantee will cease to have any right to receive any additional Performance Shares, if the Grantee ceases to be an employee of the Company or any business entity in which the Company owns directly or indirectly 50% or more of the total voting power or has a significant financial interest as determined by the Committee (an "Affiliate").
                                 ---------

     3.   End of Performance Period and Termination of Restrictions. The
          ---------------------------------------------------------
Performance Period will end, the restrictions on the Performance Reward Percentage of the Number of

Restricted Performance Shares will terminate, the remainder of the Restricted Performance Shares will be forfeited and returned to the Company, and the Grantee will cease to have any right to receive any Additional Performance Shares in excess of the Performance Reward Percentage of the Number of Additional Performance Shares, on the earliest to occur of the following events:

          (a)  the Grantee's death;

          (b) the termination of Grantee's employment with the Company or any Affiliate because of a disability that would entitle the Grantee to benefits under the long-term disability benefits program of the Company for which the Grantee is eligible, as determined by the Committee;

          (c) the termination by the Company or any Affiliate of Grantee's employment other than for Cause as determined by the Committee. "Cause" means
(i) willful and continued failure of the Grantee to substantially perform his duties with the Company or such Affiliate (other than by reason of physical or mental illness) after written demand specifically identifying such failure is given to the Grantee by the Company, or (ii) willful conduct by the Grantee that is demonstrably and materially injurious to the Company. For purposes of this subsection, "willful" conduct requires an act, or failure to act, that is not in good faith and that is without reasonable belief that the action or omission was in the best interest of the Company or the Affiliate;

          (d) the Grantee's retirement from the Company or an Affiliate at or after attainment of the age at which benefits are payable under the TECO Energy Group Retirement Plan or any successor thereto without reduction for commencement of benefits before normal retirement age, or any earlier date that the Committee determines will constitute a normal retirement for purposes of this Agreement;

          (e) upon a Change in Control. For purposes of this Agreement, a "Change in Control" means a change in control of the Company of a nature that
 -----------------
would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is in fact required to comply therewith; provided, that, without limitation, such a Change in Control shall be deemed to have occurred if:

               (1) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities;

               (2) during any period of twenty-four (24) consecutive months (not including any period prior to the date of this Agreement), individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in subsections (1), (3) or (4) of this

     Section 3(e)) whose election by the Board of Directors of the Company or nomination for election by the shareholders of the Company was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;

               (3) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation resulting in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 65% of the combined voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires 30% or more of the combined voting power of the Company's then outstanding securities; or

               (4) the shareholders of the Company approve a plan of complete liquidation of the Company or there is consummated the sale or disposition by the Company of all or substantially all of the Company's assets; or

     Notwithstanding the language in this Section 3, if a Change in Control as defined in this subsection (e) occurs, the Performance Reward Percentage for Restricted Performance Shares shall be 100%.

          (f)  March 31, 2003.

     4.   Rights as Shareholder. Subject to the restrictions and other
          ---------------------
limitations and conditions provided in this Agreement, the Grantee as owner of the Restricted Performance Shares will have all the rights of a shareholder, including but not limited to the right to receive all dividends paid on, and the right to vote, the Restricted Performance Shares.

     5.   Stock Certificates. Each certificate issued for shares of Restricted
          ------------------
Performance Shares will be registered in the name of the Grantee and deposited by the Grantee with the Company and will bear a legend in substantially the following form:

          THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS, CONDITIONS AND RESTRICTIONS (INCLUDING RESTRICTIONS ON TRANSFER AND FORFEITURE PROVISIONS) CONTAINED IN AN AGREEMENT BETWEEN THE REGISTERED OWNER AND TECO ENERGY, INC. A COPY OF SUCH AGREEMENT WILL BE FURNISHED TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST AND WITHOUT CHARGE.

     Upon the termination of the restrictions imposed under this Agreement as to any shares of Restricted Performance Shares deposited with the Company hereunder under conditions that do not result in the forfeiture of those shares, the Company will return to the Grantee (or to such Grantee's legal representative, beneficiary or heir) certificates, without such legend, for such shares.

     6.   Adjustment of Terms. In the event of corporate transactions affecting
          -------------------
the Company's outstanding Common Stock, the Committee will equitably adjust the number and kind of Additional Performance Shares subject to this Agreement to the extent provided by the Plan.

     7.   Notice of Election Under Section 83(b).  If the Grantee makes an
          --------------------------------------
election under Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to Restricted Performance Shares, he or she will provide a copy thereof to the Company within 30 days of the filing of such election with the Internal Revenue Service.

     8.   Withholding Taxes.  The Grantee will pay to the Company, or make
          -----------------
provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of the Restricted Performance Shares and Additional Performance Shares no later than the date of the event creating the tax liability. In the Committee's discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including the Restricted Performance Shares and the Additional Performance Shares, valued at fair market value on the date of delivery. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Grantee.

     9.   The Committee.  Any determination by the Committee under, or
          -------------
interpretation of the terms of, this Agreement or the Plan will be final and binding on the Grantee.

     10.  Limitation of Rights.  The Grantee will have no right to continued
          --------------------
employment by virtue of this Agreement.

     11.  Amendment.  The Company may amend, modify or terminate this Agreement,
          ---------
including substituting another Award of the same or a different type and changing the date of realization, provided that the Grantee's consent to such action will be required unless the action, taking into account any related action, would not adversely affect the Grantee.

     12.  Governing Law.  This Agreement will be governed by and interpreted in
          -------------
accordance with the laws of Florida.

     By signing this Agreement, the Grantee, pursuant to Section 11 of the Original Agreement, consents to this amendment of the Original Agreement.

                                             TECO ENERGY, INC.


                                             By: ___________________________
                                                 D. E. Schwartz
                                                 Secretary



                                             ___________________________
                                             "Optionee"